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                          DORAL FINANCIAL CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                 (IN THOUSANDS)


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                                                               QUARTER ENDED MARCH 31,
                                                               -----------------------
                                                                       1999

INCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax income from continuing operations                          $17,804
Plus:
   Fixed Charges (excluding capitalized interest)                      32,214

TOTAL EARNINGS                                                        $50,018
                                                                      =======

FIXED CHARGES:
   Interest expensed and capitalized                                  $31,764
   Amortized premiums, discounts, and capitalized
      expenses related to indebtedness                                    148
   An estimate of the interest component within rental expense            338

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         32,250

Preferred dividend requirements                                           707
Ratio of pre tax income to net income                                   1.133

PREFERRED DIVIDEND FACTOR                                                 801

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                     $33,051
                                                                      =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
  (including interest on deposits)                                       1.51

EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
   Pre-tax income from continuing operations                          $17,804
Plus:
   Fixed Charges (excluding capitalized interest)                      25,562

TOTAL EARNINGS                                                        $43,366
                                                                      =======

FIXED CHARGES:
  Interest expensed and capitalized                                   $25,112
  Amortized premiums, discounts, and capitalized
     expenses related to indebtedness                                     148
  An estimate of the interest component within rental expense             338

TOTAL FIXED CHARGES BEFORE PREFERRED DIVIDENDS                         25,598

Preferred dividend requirements                                           707
Ratio of pre tax income to net income                                   1.133

PREFERRED DIVIDEND FACTOR                                                 801

TOTAL FIXED CHARGES AND PREFERRED STOCK DIVIDENDS                     $26,399
                                                                      =======

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
  (excluding interest on deposits)                                       1.64
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